                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

We have issued our report dated February 11, 2002, accompanying the consolidated financial statements of Rent-A-Center, Inc. and Subsidiaries contained in the Registration Statement on Form S-4 and Prospectus. We consent to the use of the aforementioned report in this Registration Statement on Form S-4 and Prospectus, and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

Dallas, Texas
March 26, 2002